Exhibit 99

   Norstan Reports Fourth Quarter and Full-Year Fiscal 2004 Results

    MINNEAPOLIS--(BUSINESS WIRE)--June 17, 2004--Norstan, Inc. (Nasdaq:NRRD), a leading provider of communications solutions and services, today reported revenues of $57.5 million for the fourth quarter ended April 30, 2004, up sequentially from the $55.0 million reported in the third quarter of fiscal 2004. Gross margin of 29.2% remained flat from the 29.1% reported one quarter ago. The company reported a fourth quarter net loss of $4.6 million, or $0.35 per share, versus third quarter net income of $520,000, or $0.04 per diluted share.
    During the fourth quarter of fiscal 2004, Norstan recorded pre-tax restructuring and other charges of $9.4 million. Approximately $7.2 million of this amount was for previously announced reorganization efforts including costs associated with employee and severance costs, facilities exit and other contractual costs, and other asset impairment charges. Also included in the charge is $2.2 million pertaining to a disputed funding claim with the Universal Services Administrative Company regarding a specific E-rate project (see news release dated June 1, 2004).
    Excluding these charges, Norstan reported pre-tax operating income of $2.6 million in the fourth quarter of fiscal 2004, continuing the company's trend of improved quarter-over-quarter operating profitability throughout fiscal 2004, as the company reported a loss of $2.9 million in the first fiscal quarter, a loss of $849,000 in the second fiscal quarter (excluding restructuring and other charges) and a gain of $1.2 million in the third fiscal quarter of 2004.

    Additional fourth quarter fiscal 2004 highlights:

    -- Revenue improved 4.0% sequentially and was the highest reported quarter in fiscal 2004

    --  SG&A expenses decreased 4.5% sequentially and 20.5%
        year-over-year as a result of the company's fiscal 2004 restructuring initiatives

    -- Excluding restructuring and other charges, EBITDA (earnings before interest, taxes, depreciation and amortization) totaled $4.4 million, up from $3.3 million reported in the third quarter of fiscal 2004 and $1.3 million in the fourth quarter of fiscal 2003

    "We have set Norstan on a strategic direction aimed at improving the company's operating profitability," said Scott G. Christian, Norstan's president and chief executive officer. "We are highly focused on our core business, committed to our strongest markets, dedicated to our customers, and organizationally aligned with our technology partners. We see fiscal 2005 as the year of stability in the business that will create a platform for growth."

    Fourth Quarter Year-Over-Year Comparison

    Fourth quarter fiscal 2004 revenues declined modestly from the $59.0 million reported in the same period last fiscal year. Gross margin showed improvement from the 28.4% reported in the fourth quarter of fiscal 2003. The fourth quarter net loss increased from net income of $1.7 million in the same period last fiscal year. Excluding restructuring and other charges, pre-tax operating income improved from a $1.1 million operating loss in the fourth quarter of fiscal 2003.

    Full-Year Fiscal 2004 Results

    Revenues for the fiscal year ended April 30, 2004 were $225.8 million, down slightly from $226.9 million reported in fiscal 2003. Fiscal 2004 gross margin of 28.9% declined from 30.1% in fiscal 2003. Including the restructuring and other charges of $13.5 million incurred in fiscal 2004, Norstan reported a pre-tax operating loss of $13.5 million compared to a pre-tax operating income of $1.5 million for the prior fiscal year. During fiscal 2004, Norstan reported a net gain on the disposal of discontinued operations of $0.4 million, compared to a net gain of $5.3 million reported in fiscal 2003. For fiscal 2004, the net loss totaled $9.4 million, or $0.72 per share, versus net income of $4.9 million, or $0.39 per diluted share, reported in fiscal 2003.
    Excluding fiscal 2004 restructuring and other charges, the net loss for fiscal 2004 totaled $1.0 million, or $0.08 per share.
    As of April 30, 2004, Norstan is in compliance with all banking covenants specific to the company's secured credit agreement.

    Fiscal 2005 Outlook

    As Norstan continues to build traction with the company's new strategic direction, combined with economic, geopolitical and other uncertainties, Norstan's management believes it prudent to not provide forward-looking financial guidance for fiscal 2005. The company will, however, reiterate outlook statements made at the end of its third quarter of fiscal 2004: As the company's strategic focus changes from one of higher revenue through aggressive growth, Norstan is now focusing on profitability through several initiatives, such as improving gross margins, driving additional sales to its existing customer base and selectively developing new business in certain technologies. This change in strategic focus may result in lower revenues but deliver higher profitability in fiscal 2005 than in fiscal 2004.

    Conference Call and Webcast

    Norstan will discuss its fourth quarter and full-year fiscal 2004 results on a conference call scheduled today, June 17, at 5 p.m. Eastern time. The conference call can be accessed toll-free by callers at (877) 323-2093 or on the Internet at www.norstan.com. Starting today at approximately 7:00 p.m. Eastern time, the replay of the call can be accessed toll-free until midnight, June 24, by dialing (888) 509-0081 (conference ID number is P499055N) or on the Internet at www.norstan.com.

    About Norstan, Inc.

    Norstan, Inc. (Nasdaq:NRRD) is a full-service communications solutions and services company delivering voice and data technologies and services, and remanufactured equipment to corporate end-users, channel partners and public sector companies. Norstan also offers a full range of technologies for customer contact solutions, voice and convergence, messaging, infrastructure, conferencing and mobility. Norstan has offices throughout the United States and Canada. To learn more, visit the Norstan website at www.norstan.com.

    GAAP to Non-GAAP Reconciliation

    To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Norstan has attached to this news release and will post to the company's investor relations web site (www.norstan.com) reconciliations of differences between non-GAAP and GAAP financial information that may be required in connection with issuing the company's quarterly and full-year financial results.
    In addition to GAAP income statement results, Norstan has provided pro forma income statement highlights prepared with certain adjustments relating to restructuring and other charges specific to the company's fourth quarter and full-year fiscal 2004 financial results. Due to the significance of Norstan's restructuring efforts during fiscal 2004, management believes that a more meaningful comparison of fourth quarter and full-year fiscal 2004 results would exclude restructuring and other charges and results of discontinued operations. Additionally, Norstan has provided fourth quarter and fiscal year-end 2004 EBITDA (earnings before interest, tax, depreciation and amortization) results due to the significance this financial measurement has on the company's ability to comply with certain covenants of the company's banking agreement.

    Financial Statements

    As shown in the attached statement of operations for the fourth quarter and fiscal year ended April 30, 2004, Norstan has now incorporated the Financial Services segment results into the Communications Solutions and Services segment. Financial Services, which provides customers with customized financial alternatives, has experienced declining revenues attributed to Norstan's strategic decision in fiscal year 2002 to not offer financing directly to its customers. Revenue from Financial Services will continue to decline over the next few fiscal years as its operations completely wind down. This fact, coupled with Norstan's restructuring efforts in fiscal 2004, and realignment of the company's management structure and business operations, make it no longer necessary to provide these results as a separate business segment.
    Norstan will provide a balance sheet as of April 30, 2004 and statement of cash flows for fiscal 2004 with the filing of the company's Form 10-K, which will be filed with the Securities and Exchange Commission (SEC) on or about July 29, 2004.

    Form 8-K

    Concurrent with this news release, Norstan filed a Form 8-K with the SEC as required by Item 12 of the instructions to Form 8-K. This Form 8-K is available on Norstan's Investor Relations web site
(www.norstan.com) and on the SEC's web site (www.sec.gov).

    Cautionary Statement Under the Private Securities Litigation
Reform Act of 1995

    This news release contains forward-looking statements within the meaning of the Private Securities Litigation Acts of 1995. A number of factors should be considered in conjunction with the above forward-looking statements, including changes in economic and market conditions, factors related to the development of new technologies, product pricing, labor costs, industry regulation, management of growth, integration of acquisitions, access to adequate financing and other factors set forth in cautionary statements included in Norstan's Annual Report on Form 10-K and other documents as filed with the Securities and Exchange Commission from time to time. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date of this release. The company undertakes no obligation to update these forward-looking statements to reflect events and circumstances that may arise after the date of this release. Disclosure of revenue dollars are not intended to reflect materiality, and are subject to confidentiality provisions and customer consent.
    Norstan and associated product names are trademarks or registered trademarks of Norstan, Inc. in the United States and/or other countries. All other products and services mentioned in this document may be trademarks of the companies with which they are associated.



                    NORSTAN, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)


                                     For the         For the Twelve
                                  Quarter Ended       Months Ended
                               ------------------- -------------------
                               April 30, April 30, April 30, April 30,
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------

Revenues

  Communications Solutions and
   Services                     $49,276   $51,402  $195,509  $197,688
  Resale Services                 8,198     7,576    30,340    29,208

                               --------- --------- --------- ---------

     Total revenues              57,474    58,978   225,849   226,896
                               --------- --------- --------- ---------

Cost of sales                    40,709    42,248   160,486   158,653
                               --------- --------- --------- ---------

Gross margin

  Communications Solutions and
   Services                      13,904    14,310    54,719    58,146
  Resale Services                 2,861     2,420    10,644    10,097

                               --------- --------- --------- ---------

     Total gross margin          16,765    16,730    65,363    68,243
                               --------- --------- --------- ---------

    Selling, general, and
     administrative expenses     14,172    17,829    65,319    66,781
    Restructuring and other
     charges                      9,368         -    13,548         -
                               --------- --------- --------- ---------

Operating income (loss)          (6,775)   (1,099)  (13,504)    1,462

    Interest expense               (618)     (496)   (2,346)   (2,185)
    Other income (expense),
     net                             24       (28)      105        (4)
                               --------- --------- --------- ---------

Net loss from continuing
 operations before taxes         (7,369)   (1,623)  (15,745)     (727)

    Income tax provision
     (benefit)                   (2,717)     (664)   (5,983)     (323)
                               --------- --------- --------- ---------

Net loss from continuing
 operations                      (4,652)     (959)   (9,762)     (404)

Discontinued operations (net
 of tax):
   Income from operations of
    discontinued operations           -         -         -        20
   Gain from disposal of
    discontinued operations           9     2,658       366     5,276

                               --------- --------- --------- ---------

Net income (loss)               $(4,643)   $1,699   $(9,396)   $4,892
                               ========= ========= ========= =========

Net income (loss) per share -
 Continuing operations           $(0.35)   $(0.08)   $(0.75)   $(0.03)
Net income (loss) per share -
 Discontinued operations           0.00      0.21      0.03      0.42
                               --------- --------- --------- ---------

Net income (loss) per share      $(0.35)    $0.13    $(0.72)    $0.39
                               ========= ========= ========= =========

Weighted average shares
 outstanding                     13,200    12,614    13,056    12,492
                               ========= ========= ========= =========



                    Norstan, Inc. and Subsidiaries
            Reconciliation of Non-GAAP Financial Measures
                            (In Thousands)


Statement of operations - selected financial data
-------------------------------------------------

                           First    Second   Third    Fourth
                          Quarter  Quarter  Quarter  Quarter
                           Fiscal   Fiscal   Fiscal   Fiscal
                            2004     2004     2004     2004
                          -------- -------- -------- --------
                          Aug. 2,  Nov. 1,  Jan. 31, Apr. 30,
                            2003     2003     2004     2004
                          -------- -------- -------- --------

Revenues                  $56,884  $56,446  $55,045  $57,474
  Cost of Sales            40,918   39,826   39,033   40,709
                          -------- -------- -------- --------

Gross Margin               15,966   16,620   16,012   16,765
  Selling, general, and
   administrative
   expenses                18,847   17,469   14,832   14,172
  Restructuring and other
   charges                      -    4,180        -    9,368
                          -------- -------- -------- --------

Operating income (loss)    (2,881)  (5,029)   1,180   (6,775)

  Add - Restructuring and
   other charges                -    4,180        -    9,368
                          -------- -------- -------- --------

Operating income (loss) -
  before restructuring
 and other charges        $(2,881)   $(849)  $1,180   $2,593
                          ======== ======== ======== ========



Net loss - before restructuring and other charges
-------------------------------------------------

                          For the
                         12 Months
                           Ended
                         ----------
                          Apr. 30,
                            2004
                          --------

Net loss                  $(9,396)

  Restructuring and other
   charges                 13,548
  Change in income tax
   (provision) benefit     (5,148)
                          --------

Net loss -  before
 restructuring and other
 charges                    $(996)
                          ========



Earnings per share before restructuring and other charges
---------------------------------------------------------

                           First    Second   Third    Fourth   Twelve
                          Quarter  Quarter  Quarter  Quarter   Months
                           Fiscal   Fiscal   Fiscal   Fiscal   Fiscal
                            2004     2004     2004     2004     2004
                          -------- -------- -------- -------- --------
                          Aug. 2,  Nov. 1,  Jan. 31, Apr. 30, Apr. 30,
                            2003     2003     2004     2004     2004
                          -------- -------- -------- -------- --------

Earnings per share         $(0.15)  $(0.26)   $0.04   $(0.35)  $(0.72)

  Impact on EPS from
   restructuring and
   other charges                -     0.20        -     0.44     0.64
                          -------- -------- -------- -------- --------

Earnings per share -
 before restructuring and
 other charges             $(0.15)  $(0.06)   $0.04    $0.09   $(0.08)
                          ======== ======== ======== ======== ========



Earnings before interest, taxes, depreciation and amortization
 (EBITDA) - continuing operations
--------------------------------------------------------------

                           For the Quarter   For the Twelve
                                Ended         Months Ended
                          ----------------- -----------------

                          Apr. 30, Apr. 30, Apr. 30, Apr. 30,
                            2004     2003     2004     2003
                          -------- -------- -------- --------

Net income (loss) -
 continuing operations    $(4,652)   $(959) $(9,762)   $(404)

  Interest expense            618      496    2,346    2,185
  Income tax (provision)
   benefit                 (2,717)    (664)  (5,983)    (323)
  Depreciation and
   amortization             1,807    2,382    8,252    9,480
                          -------- -------- -------- --------

EBITDA - continuing
 operations                (4,944)   1,255   (5,147)  10,938

  Restructuring and other
   charges                  9,368        -   13,548        -
                          -------- -------- -------- --------

EBITDA - continuing
 operations before
 restructuring and other
 charges                   $4,424   $1,255   $8,401  $10,938
                          ======== ======== ======== ========


    CONTACT: Norstan, Inc., Minneapolis
             Jan W. Drymon, 952-352-4292
             jan.drymon@norstan.com
             or
             The Carideo Group
             Tony Carideo, 612-317-2880
             tony@carideogroup.com